Exhibit 21.1

LIST OF SUBSIDIARIES
OF EVERCOMMERCE INC.

Subsidiaries	Jurisdiction of Incorporation or Organization
33 Mile Radius LLC	Ohio
Advanced Marketing Concepts, Ltd. d/b/a MarketSharp	Wisconsin
Al Nashmi for Digital Marketing LLC d/b/a Remodeling.com	Jordan
AlertMD, Inc.	Delaware
AllMeds Inc.	Tennessee
American Service Finance, LLC d/b/a ASF Payment Solutions	Delaware
ASF Payment Solutions ULC	British Columbia
Azar LLC d/b/a Remodeling.com	Delaware
Best Pick Reports, LLC	Delaware
Bold Technologies Ltd.	Colorado
Brighter Vision Web Solutions, Inc. d/b/a Brighter Vision	Colorado
Briostack LLC	Utah
Callahan Roach, LLC	Delaware
Clubwise Software Limited	England and Wales
ClubWise Software Pty. Ltd.	Australia
CollaborateMD, Inc.	Florida
Customer Lobby, LLC	California
DrChrono Merger Sub, Inc.	Delaware
Dynascape Software, Inc.	British Columbia
E Provider Solutions, L.L.C.	South Dakota
EMHware Software Inc.	British Columbia
EverCommerce Intermediate Inc.	Delaware
EverCommerce NZ Company Ltd.	New Zealand
EverCommerce Solutions Inc.	Delaware
EverCommerce UK Company Ltd.	England and Wales
Fieldpoint Service Applications Inc.	British Columbia
Fitii Limited	England and Wales
Fitii LLC	Delaware
FSM Technologies, LLC	Delaware
GoodTherapy.org, LLC	Alaska
GuildQuality Inc.	South Carolina

Home Contractors Review, LLC d/b/a Five Star Rated and Home Services Review	Georgia
Improveit! 360, LLC	Ohio
iSalus, LLC	Delaware
J.E.2000, LLC d/b/a Jimmy Marketing	Connecticut
Joist Software Inc.	British Columbia
Keyword Connects LLC	Massachusetts
Listen360, Inc.	Georgia
Market Hardware, Inc.	Delaware
OnVision Solutions, Inc. d/b/a The Studio Director	Colorado
Perennial Software, LLC	Delaware
PM Ventures, LLC	Texas
Qiigo L.L.C.	Georgia
RoofSnap, LLC	Georgia
SalonBiz, Inc.	Louisiana
Secure Global Solutions, LLC	California
Security Information Systems, Inc.	Michigan
Service Nation Inc.	Texas
Socius Marketing, Inc.	Florida
Speetra Inc. d/b/a pulseM	Texas
Technique Fitness, Inc. d/b/a Club OS	Pennsylvania
Timely Limited	New Zealand
Timely Software Ltd.	England
Timely Software Pty. Ltd.	Australia
TPC Acquisition, LLC d/b/a Therapy Partner	Delaware
Triopes LLC d/b/a Profit Rhino	Nevada
Updox LLC	Delaware
Zenvoice Software Inc.	British Columbia